EX-99.23.j.i

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated May 24, 2004 for the Jhaveri Value Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 11 to The Jhaveri Trust's Registration Statement on Form N-1A (file No. 33-89288), including the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information.


/s/Cohen McCurdy, Ltd.
____________________________
Cohen McCurdy, Ltd.
Westlake, Ohio

July 28, 2004